UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 22, 2014

UNITED AMERICAN HEALTHCARE CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	001-11638	38-2526913
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 East Wacker Drive, Suite 1200 Chicago, Illinois	60601
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code (313) 393-4571

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 22, 2014, registrant United American Healthcare Corporation (the "Corporation") filed a Certificate of Amendment to its Articles of Incorporation with the Nevada Secretary of State, increasing the number of authorized shares of common stock of the Corporation to 150 million.

Accordingly, Article 3 of the Articles of Incorporation of the Corporation has been amended to read:

"The total number of shares of capital stock that the Corporation is authorized to issue is One Hundred and Fifty Five Million (155,000,000) shares, of which (i) Five Million (5,000,000) shares are designated as preferred stock, par value $0.001 per share, and (ii) One Hundred and Fifty Million (150,000,000) shares are designated as common stock, par value $0.001 per share."

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 26, 2014	UNITED AMERICAN HEALTHCARE CORPORATION

	By:	/s/ John M. Fife
		Name:	John M. Fife
		Title:	President and Chief Executive Officer